April 21, 2004

NEUROLOGIX, INC.
1 Bridge Plaza
Suite 605
Fort Lee, NJ 07024

Attention: Martin J. Kaplitt, MD

STATEMENT AND CONFIRMATION OF THE BASIS
UPON WHICH SERVICES ARE BEING RENDERED

DUE DATE	May 15, 2004
PERIOD COVERED	QUARTER ENDED MARCH 31, 2004
AMOUNT DUE FOR FIRST QUARTER	$15,000.00
BILLING FOR ADDITIONAL TIME DURING THE FIRST QUARTER FOR POST-MERGER TRANSITION	25,000.00
PHOTOCOPY AND PDF CHARGES	1,000.00

TOTAL	$41,000.00

Neurologix, Inc. (formerly known as Change Technology Partners, Inc. and hereinafter, together with its subsidiaries, is referred to as the "Company") has engaged Refac to assist it, and its subsidiaries, in the post-merger1  consolidation of assets, accounting, administration, corporate housekeeping and regulatory compliance. In consideration for these consulting services, the Company has agreed to pay Refac a basic monthly retainer of $5,000 commencing with the month of January 2004. The parties have agreed that this monthly retainer is subject to quarterly adjustment, by mutual agreement, at the end of each calendar quarter to reflect the services actually rendered during such quarter. The Company has also agreed to reimburse Refac for the reasonable out-of-pocket expenses incurred by Refac provided, however, that expenses in excess of $1,000 per month shall require the prior written approval of the Company.

Either party has the right to terminate this arrangement at any time without any prior notice. In this regard, the Company acknowledges that Refac is offering these services only during such period of time that its staff can perform same without interfering with the operation of its business and acquisition search. It is expressly understood and agreed that Refac shall not have any liability to the Company and/or any of its subsidiary companies with respect to such services rendered and/or for any action that the Company and/or any of such subsidiary companies may take in reliance upon any advice or reports that Refac provides in good faith hereunder.

[1]
This refers to the merger of CTP/N Merger Corp., a wholly-owned subsidiary of the Company with and into Neurologix Research, Inc. (formerly known as Neurologix, Inc.) which was completed on February 10, 2004.